CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-258734 on Form S-3 of our reports dated March 31, 2023, relating to the financial statements of MarketWise, Inc. (the “Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Baltimore, MD

March 31, 2023